UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2007
US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	001-33203	20-1811472

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN	55077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                (651) 554-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Other Events.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 29, 2007, US BioEnergy completed the acquisition of Millennium Ethanol, LLC. Total aggregate net consideration for the transaction, after giving effect to the exercise of all Millennium’s outstanding Class C purchase rights, was approximately $130,922,000 million, comprised of approximately 11,293,000 shares of US BioEnergy Common Stock and approximately $11,565,000 in cash. Millennium is constructing a 100 mmgy dry mill ethanol plant in Marion, South Dakota. Millennium’s unitholders will receive $0.1787 and 0.1745 shares of US BioEnergy common stock for each Class A unit held, $0.5888 and 0.5750 shares of US BioEnergy common stock for each Class B unit held and $0.1886 and 0.1842 shares of US BioEnergy common stock for each Class C unit held. The consideration for the Millennium transaction was determined by arms-length negotiations between Millennium and US BioEnergy.
Fagen, Inc. is owned and controlled by Ron Fagen, one of US BioEnergy’s founders and principal shareholders. Ron Fagen served as one of US BioEnergy’s directors from US BioEnergy’s inception in October 2004 until June 2006 and, prior to the Millennium transaction, beneficially owned approximately 21.0% of US BioEnergy’s outstanding common stock, either individually or through his ownership or control of Platte Valley Energy, LLC and Global Ethanol, Inc. Jennifer Johnson, one of US BioEnergy’s directors, is the chief financial officer of Fagen, Inc.
Ron Fagen and his wife, Diane Fagen, were the holders of two million Millennium Class A units, and will receive merger consideration in the transaction consisting of approximately 349,000 shares of US BioEnergy common stock and approximately $357,000 in cash with respect to such units.
Millennium has entered into a fixed-price engineering, procurement, and construction contract with Fagen, Inc. in connection with the design, construction and operation of Millennium’s ethanol plant under which Fagen, Inc. will construct the plant for a fixed price of $105,997,000 (which has been reduced to $105,782,000 as of March 31, 2007 through signed change orders).
O. Wayne Mitchell, who served as a US BioEnergy director and vice president from its inception until June 2006, formerly served as a senior vice president of Fagen, Inc. Brian Thome, US BioEnergy’s former president, served as a director of financial investments of Fagen, Inc., from December 2004 to March 2006, during which time Mr. Thome also served as one of US BioEnergy’s directors.
Fagen, Inc., constructed all of US BioEnergy’s operating ethanol plants and also is currently constructing US BioEnergy’s Hankinson, Janesville and Dyersville ethanol plants. For the year ended December 31, 2006, US BioEnergy paid Fagen, Inc. $188.4 million for construction services.
In connection with US BioEnergy’s acquisition of Platte Valley Fuel Ethanol, LLC’s business, US BioEnergy assumed a pre-engineering services agreement with Fagen Engineering, LLC, an entity owned and controlled by Ron Fagen. Under the pre-engineering services agreement, Fagen Engineering received a fixed fee for time and expenses of $92,500. In addition, for the year ended

December 31, 2006, UBE Services, LLC subleased certain space in Wichita, Kansas, to Fagen Engineering for $8,790 in the aggregate.
In March 2006, Ron Fagen and Platte Valley Energy, LLC, an entity controlled by Ron Fagen and Diane Fagen, purchased 310,312 and 1,675,000 shares of US BioEnergy’s common stock, respectively, for a purchase price of approximately $2.5 million and $13.4 million, respectively, in a private placement transaction.
In April 2006, US BioEnergy acquired Platte Valley Fuel Ethanol, LLC. In connection with that transaction, the holders of membership interests in Platte Valley Fuel Ethanol, LLC received an aggregate of 11,249,995 shares of US BioEnergy common stock, valued at approximately $100.8 million, and approximately $40.0 million in cash. Among these holders were Platte Valley Energy, LLC, Aaron Fagen, Evan Fagen, Jennifer Johnson and O. Wayne Mitchell, who received an aggregate of 7,250,062, 22,060, 66,180, 22,060 and 22,060 shares of US BioEnergy common stock and approximately $25.8 million; $78,000, $235,000, $78,000, and $78,000 in cash, respectively. Platte Valley Energy, LLC is controlled by Ron Fagen and Diane Fagen. Aaron Fagen and Evan Fagen are Ron and Diane Fagen’s adult children. In September 2006, the name of Platte Valley Fuel Ethanol, LLC was changed to US Bio Platte Valley, LLC.
In connection with the acquisition of Platte Valley Fuel Ethanol, LLC in April 2006, US BioEnergy acquired 50.18% of the membership interests of Val-E Ethanol, LLC. Concurrently with the Platte Valley Fuel Ethanol transaction, US BioEnergy acquired the remaining 49.82% membership interests in Val-E Ethanol. In connection with this transaction, holders of 49.82% of the membership interests in Val-E Ethanol received an aggregate of 1,551,250 shares of US BioEnergy common stock, valued at approximately $13.9 million. Among these holders were Ron Fagen, Aaron Fagen, Evan Fagen and Jennifer Johnson, who received 37,500, 6,250, 6,250 and 6,250 shares of US BioEnergy common stock, respectively. In September 2006, the name of Val-E Ethanol, LLC was changed to US Bio Ord, LLC.
On April 16, 2007, each of US Bio Ord, LLC (“Ord”), a Nebraska limited liability company and a wholly-owned subsidiary of US BioEnergy, and United Bio Energy Ingredients, LLC, a Kansas limited liability company and a wholly-owned subsidiary of US BioEnergy (“UBE Ingredients”), entered into separate Railroad Car Lease Agreements (collectively, the “Lease Agreements”) with Midwest Ethanol Transport, LLC, a Minnesota corporation (“Midwest Ethanol”). Midwest Ethanol is controlled by Ron Fagen, Diane Fagen, Aaron Fagen and Evan Fagen, who own 26%, 26%, 24% and 24% of its outstanding membership interests, respectively. Under the Lease Agreements, Ord and UBE Ingredients are to lease from Midwest Ethanol, respectively, 50 railroad tank cars with approximate capacity of 30,000 gallons per car at the base monthly rate of $735 per car and 100 railroad hopper cars with approximate capacity of 6,351 cubic feet at the base monthly rate of $675 per car.
A copy of the Agreement and Plan of Merger, dated as of May 31, 2006, among US BioEnergy Corporation, US Bio Acquisition Sub, LLC and Millennium Ethanol, LLC, as amended, is attached hereto as Exhibit 2.1, and incorporated herein by reference.
On August 29, 2007, US BioEnergy issued a press release announcing the completion of the acquisition, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Section 9. Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of May 31, 2006, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC and Millennium Ethanol, LLC, as amended (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of Amendment No. 1 to US BioEnergy Corporation’s Registration Statement on Form S-4, filed with the SEC on July 27, 2007, File No. 333-144246)
99.1	Press Release, dated August 29, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION
/s/ Gregory S. Schlicht
Date: August 29, 2007	By: Gregory S. Schlicht
Its: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of May 31, 2006, by and among US BioEnergy Corporation, US Bio Acquisition Sub, LLC and Millennium Ethanol, LLC, as amended (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of Amendment No. 1 to US BioEnergy Corporation’s Registration Statement on Form S-4, filed with the SEC on July 27, 2007, File No. 333-144246)
99.1	Press Release, dated August 29, 2007